EXHIBIT 99.24

News Release
FOR IMMEDIATE RELEASE

Contacts:	Valerie Haertel (Investor Relations)	John Meyers (Media)
	(212) 969-6414	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

ALLIANCE CAPITAL ISSUES STATEMENT REGARDING WORLDCOM

New York, NY, June 26, 2002 — In response to inquiries, Alliance Capital Management Holding L.P. (NYSE: AC) and Alliance Capital Management L.P. (“Alliance Capital”) today issued the following statement:

“Alliance Capital, on behalf of its clients, is a significant stockholder in Worldcom, but believes the apparent fraud engaged in by Worldcom will not have a material adverse effect on Alliance Capital’s results of operations or financial condition.

“Alliance Capital’s Worldcom shares are held for clients of its Bernstein value investment groups and represent less than 1% of a typical value account.  The value portfolios of Alliance Capital have generally outperformed the broad market this year by a substantial margin, the Worldcom investment notwithstanding.

“Alliance Capital holds no shares of Worldcom in its growth-oriented investment accounts or mutual funds, and has only a modest position of debt securities in certain of its fixed income investment vehicles.”

Forward-Looking Statements

Certain statements provided by Alliance Capital and Alliance Holding in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of such factors include, but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital’s sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.  Alliance Capital and Alliance Holding caution readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; Alliance Capital and Alliance Holding undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.